UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2010

GlobalOptions Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33700	30-0342273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, 27th Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 445-6262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                       Entry into a Material Definitive Agreement.

On December 14, 2010, GlobalOptions Group, Inc. (the “Company”) entered into amendments of its employment agreements with Harvey W. Schiller, the Company’s Chief Executive Officer, and Jeffrey O. Nyweide, the Company’s Chief Financial Officer and Executive Vice President–Corporate Development, as more fully described below.

Schiller Amendment

The Amendment (the “Schiller Amendment”) to Dr. Schiller’s employment agreement, as modified (the “Schiller Employment Agreement”) extends the term of Dr. Schiller’s employment through April 30, 2012.  Following the completion of the term of the Schiller Amendment, the Company has the option to continue to employ Dr. Schiller on a month-to-month basis for $20,000 per month.

The Schiller Amendment further provides that December 31, 2010 shall be considered a “separation from service” as defined in Section 409A of the Internal Revenue Code and accordingly all amounts held in a rabbi trust for Dr. Schiller will become payable to him six months thereafter.

The Schiller Amendment also modified the base salary and benefits Dr. Schiller will receive by providing that from January 1, 2011 and for the period remaining on the term of the Schiller Employment Agreement, as modified by the Schiller Amendment, Dr. Schiller’s annual base salary shall be reduced to $150,000 (“Schiller Base Salary”), plus living expenses, commuting expenses and other executive employee benefits (“Schiller Benefits”).

In addition to his base salary and as recognition for his services in 2010, Dr. Schiller received a cash bonus in the amount of $150,000, paid to him on December 15, 2010.  Upon termination of his employment without Cause or for Good Reason (each as defined in the Schiller Employment Agreement and includes a Change of Control), Dr. Schiller will receive the Schiller Base Salary and Schiller Benefits through April 30, 2012.  In order to induce Dr. Schiller to remain in the employ of the Company through April 30, 2012, Dr. Schiller may also be entitled to a bonus on such date as determined in the sole discretion of the Compensation Committee.

The Schiller Amendment also provides that for a period of six months following April 30, 2012 or, if earlier, six months following Dr. Schiller’s resignation other than for Good Reason (as defined in the Schiller Employment Agreement), Dr. Schiller will be entitled to participate in the Company’s benefit plans.

Nyweide Amendment

The Amendment (the “Nyweide Amendment”) to Mr. Nyweide’s employment agreement, as modified (the “Nyweide Employment Agreement”) extends the term of Mr. Nyweide’s employment through July 31, 2012.  Following the completion of the term of the Nyweide Amendment, the Company has the option to continue to employ Mr. Nyweide on a month-to-month basis for $20,000 per month.

The Nyweide Amendment further provides that on January 31, 2012 “separation from service” as defined in Section 409A of the Internal Revenue Code is expected to occur and accordingly all amounts held in a rabbi trust for Mr. Nyweide will become payable to him six months thereafter.

The Nyweide Amendment modified the base salary and benefits Mr. Nyweide will receive by providing that for 18 months following a Sales Event (of which the sale of the Company’s James Lee Witt business unit on July 16, 2010 constituted a Sales Event), Mr. Nyweide will receive a base salary of $31,250 per month and then a reduced base salary of $15,000 per month for the six months following such 18-month period, during which period his responsibilities are intended to be reduced.

Upon termination of his employment without Cause or for Good Reason (each as defined in the Nyweide Employment Agreement and includes a Change of Control), Mr. Nyweide will receive his salary and Benefits (as defined in the Nyweide Employment Agreement) through July 31, 2012.  In addition, in order to induce Mr. Nyweide to remain in the employ of the Company through July 31, 2012, Mr. Nyweide may be entitled to a bonus on such date as determined in the sole discretion of the Compensation Committee.

The Nyweide Amendment also provides that for a period of six months following July 31, 2012 or, if earlier, six months following Mr. Nyweide’s resignation other than for Good Reason, Mr. Nyweide will be entitled to participate in the Company’s benefit plans.

Item 5.02.                      Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2010, the Company appointed John D. Chapman to the Board of Directors of the Company.  Mr. Chapman will serve as a director, with a term expiring at the Company’s annual meeting of stockholders held during the calendar year 2011.

Mr. Chapman was appointed to the Company’s Board of Directors (the “Board”) pursuant to the recommendation of Weiss Asset Management LP (“Weiss”), a significant stockholder of the Company.  Under the terms of that certain Support Agreement, dated as of October 27, 2010, by and between Weiss, acting solely in its capacity as investment manager to certain funds managed by it, and the Company (the “Support Agreement”), Weiss is entitled to recommend a director whom the Company is required to cause to be elected or appointed to the Board, as long as Weiss beneficially owns more than 15% of the Company’s common stock then outstanding.  In accordance with the provisions of the Support Agreement and subsequent negotiations between Weiss and the Company, the Company initially appointed Mr. Chapman as an observer to the Board on November 29, 2010 and then as a member of the Board on December 14, 2010.  The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2010 and incorporated herein by reference.

Mr. Chapman, age 54, represents shareholder interests in connection with the operation and management of investment funds and companies and ancillary assets.  He has served as  a the Chairman,  Executive Director, Director of or advisor to many public companies involved in different industries and countries and has overseen the management of different asset classes (debt, equity, derivatives, property) in many industries and countries primarily in the developing world.   He served as an advisor on financial sector development and law enforcement issues for the US Government and a number of foreign governments.  Earlier in his career he worked as a federal prosecutor for the Department of Justice and was in private practice in New York City. He has been licensed as an attorney in the State of New York since 1983 and earned the CFA Charter in 1999.  Mr. Chapman’s finance and accounting knowledge and boardroom experience make him qualified to serve on the Board of Directors of the Company.

The Company also entered into the Schiller Amendment and the Nyweide Amendment, please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 5.02.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On December 14, 2010, the Company held its 2010 annual meeting of stockholders (the “Meeting”).  The following matters were submitted to a vote of the Company’s stockholders at the Meeting: (i) the election of four directors to serve until the 2011 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

The total number of shares of Common Stock voted in person or by proxy at the Meeting was 10,304,851, representing approximately 71.2% of the 14,472,828 shares outstanding and entitled to vote at the Meeting.  Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld	Broker Non-votes
Harvey W. Schiller, Ph.D.	7,604,076	108,844	2,591,931
Per-Olof Lööf	7,619,076	93,844	2,591,931
John P. Oswald	7,619,076	93,844	2,591,931
John P. Bujouves	7,619,076	93,844	2,591,931

Proposal	For	Against	Abstain	Broker Non-Votes
Ratification of the appointment of Marcum LLP	10,293,324	11,514	13	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	GLOBALOPTIONS GROUP, INC.

	By:	/s/ Jeffrey O. Nyweide
		Name:	Jeffrey O. Nyweide
		Title:	Chief Financial Officer and Executive Vice President